EX. 99.1

Hub Group, Inc. Reports Record Second Quarter 2016 Earnings

OAK BROOK, IL, July 26, 2016, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2016.

Hub Group reported net income of $20.7 million for the second quarter ended June 30, 2016 compared to $18.5 million in the second quarter of 2015.  Hub Group’s diluted earnings per share was $0.61 for the quarter.  Earnings per share increased 20% when compared with the prior year period.  Hub Group’s revenue decreased 5% to $856 million due primarily to lower fuel revenue.

The Hub segment’s revenue decreased 6% to $649 million due primarily to a decrease in fuel revenue.  Second quarter intermodal revenue decreased 6% to $438 million.  Intermodal volume decreased 2%.  Truck brokerage revenue decreased 11% to $83 million this quarter.  Second quarter Unyson Logistics revenue decreased 1% to $127 million.  The Hub segment’s operating income was $27.2 million, an increase of 24% compared to the prior year period.

The Mode segment’s revenue decreased 1% to $232 million.  Operating income was $7.1 million compared to $7.5 million in the prior year period.

Hub Group ended the quarter with $164 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, July 26, 2016 to discuss its second quarter results.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UVdYOgtaldUyqs. Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 771-4384 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a transportation management company that provides multi-modal solutions throughout North America, including intermodal, truck brokerage and logistics services. As a publicly traded company with over $3.5 billion in revenue, Hub Group’s organization of over 2,500 employees delivers innovative, customer-focused solutions and industry leading service to help customers better control supply chains and their costs.  For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2015 and our report on Form 10-Q for the period ended March 31, 2016. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE:  Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015

Revenue	$855,557	$899,513	$1,661,416	$1,735,454
Transportation costs	741,067	797,784	1,438,539	1,544,597
Gross margin	114,490	101,729	222,877	190,857

Costs and expenses:
Salaries and benefits	43,602	38,837	87,465	78,313
Agent fees and commissions	18,360	16,686	35,262	31,512
General and administrative	16,083	14,763	32,727	28,834
Depreciation and amortization	2,148	1,967	4,283	3,927
Total costs and expenses	80,193	72,253	159,737	142,586

Operating income	34,297	29,476	63,140	48,271

Other income (expense):
Interest expense	(857)	(720)	(1,767)	(1,461)
Interest and dividend income	120	19	181	25
Other, net	216	261	1,152	(1,143)
Total other expense	(521)	(440)	(434)	(2,579)

Income before provision for income taxes	33,776	29,036	62,706	45,692

Provision for income taxes	13,105	10,569	24,069	16,949

Net income	$20,671	$18,467	$38,637	$28,743

Basic earnings per common share	$0.61	$0.51	$1.12	$0.80

Diluted earnings per common share	$0.61	$0.51	$1.12	$0.80

Basic weighted average number of shares outstanding	33,944	35,986	34,541	36,071
Diluted weighted average number of shares outstanding	34,027	36,075	34,575	36,122

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended June 30, 2016
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$648,523	$231,924	$(24,890)	$855,557
Transportation costs	565,448	200,509	(24,890)	741,067
Gross margin	83,075	31,415	-	114,490

Costs and expenses:
Salaries and benefits	39,787	3,815	-	43,602
Agent fees and commissions	13	18,347	-	18,360
General and administrative	14,226	1,857	-	16,083
Depreciation and amortization	1,830	318	-	2,148
Total costs and expenses	55,856	24,337	-	80,193

Operating income	$27,219	$7,078	$-	$34,297

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended June 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$686,451	$233,847	$(20,785)	$899,513
Transportation costs	614,289	204,280	(20,785)	797,784
Gross margin	72,162	29,567	-	101,729

Costs and expenses:
Salaries and benefits	35,288	3,549	-	38,837
Agent fees and commissions	14	16,672	-	16,686
General and administrative	13,194	1,569	-	14,763
Depreciation and amortization	1,647	320	-	1,967
Total costs and expenses	50,143	22,110	-	72,253

Operating income	$22,019	$7,457	$-	$29,476

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Six Months
	Ended June 30, 2016
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$1,263,751	$440,755	$(43,090)	$1,661,416
Transportation costs	1,101,522	380,107	(43,090)	1,438,539
Gross margin	162,229	60,648	-	222,877

Costs and expenses:
Salaries and benefits	79,883	7,582	-	87,465
Agent fees and commissions	27	35,235	-	35,262
General and administrative	28,948	3,779	-	32,727
Depreciation and amortization	3,644	639	-	4,283
Total costs and expenses	112,502	47,235	-	159,737

Operating income	$49,727	$13,413	$-	$63,140

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Six Months
	Ended June 30, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$1,329,894	$447,369	$(41,809)	$1,735,454
Transportation costs	1,194,547	391,859	(41,809)	1,544,597
Gross margin	135,347	55,510	-	190,857

Costs and expenses:
Salaries and benefits	70,948	7,365	-	78,313
Agent fees and commissions	29	31,483	-	31,512
General and administrative	25,392	3,442	-	28,834
Depreciation and amortization	3,265	662	-	3,927
Total costs and expenses	99,634	42,952	-	142,586

Operating income	$35,713	$12,558	$-	$48,271

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$164,150	$207,749
Accounts receivable trade, net	399,207	379,987
Accounts receivable other	3,917	10,344
Prepaid taxes	3,339	362
Deferred taxes	-	8,412
Prepaid expenses and other current assets	15,071	17,756
TOTAL CURRENT ASSETS	585,684	624,610

Restricted investments	19,991	21,108
Property and equipment, net	381,532	374,847
Other intangibles, net	12,491	13,139
Goodwill, net	262,485	262,594
Other assets	4,287	4,848
TOTAL ASSETS	$1,266,470	$1,301,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$251,815	$230,432
Accounts payable other	24,841	21,495
Accrued payroll	22,883	33,020
Accrued other	38,005	38,733
Current portion of capital lease	2,648	2,608
Current portion of long term debt	35,430	32,409
TOTAL CURRENT LIABILITIES	375,622	358,697

Long term debt	94,968	100,895
Non-current liabilities	21,536	20,233
Long term portion of capital lease	11,962	13,299
Deferred taxes	159,319	160,182

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2016 and 2015	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2016 and 2015; 33,567,862 shares outstanding in 2016 and 35,633,961 shares outstanding in 2015	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2016 and 2015	7	7
Additional paid-in capital	169,229	174,285
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	699,395	660,758
Accumulated other comprehensive loss	(231)	(178)
Treasury stock; at cost, 7,656,930 shares in 2016 and 5,590,831 shares in 2015	(250,291)	(171,986)
TOTAL STOCKHOLDERS' EQUITY	603,063	647,840
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,266,470	$1,301,146

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net Income	$38,637	$28,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,426	17,526
Deferred taxes	7,777	2,489
Compensation expense related to share-based compensation plans	4,245	4,110
Gain on sale of assets	(255)	(60)
Excess tax benefits from share based compensation	132	(33)
Changes in operating assets and liabilities:
Restricted investments	1,117	(295)
Accounts receivable, net	(12,826)	(11,407)
Prepaid taxes	(2,977)	13,284
Prepaid expenses and other current assets	2,685	3,030
Other assets	561	216
Accounts payable	24,740	15,132
Accrued expenses	(14,031)	8,943
Non-current liabilities	1,211	(1,226)
Net cash provided by operating activities	72,442	80,452

Cash flows from investing activities:
Proceeds from sale of equipment	1,148	136
Purchases of property and equipment	(25,217)	(23,716)
Net cash used in investing activities	(24,069)	(23,580)

Cash flows from financing activities:
Proceeds from issuance of debt	13,274	18,548
Repayments of long term debt	(16,180)	(10,938)
Stock tendered for payments of withholding taxes	(2,379)	(2,877)
Purchase of treasury stock	(85,000)	(13,419)
Capital lease payments	(1,297)	(1,243)
Excess tax benefits from share-based compensation	(359)	89
Net cash used in financing activities	(91,941)	(9,840)

Effect of exchange rate changes on cash and cash equivalents	(31)	(21)

Net (decrease) increase in cash and cash equivalents	(43,599)	47,011
Cash and cash equivalents beginning of the period	207,749	109,769
Cash and cash equivalents end of the period	$164,150	$156,780